Exhibit 99.1

NEWS	FOR IMMEDIATE RELEASE

FIRST AMERICAN FINANCIAL REPORTS second quarter 2025 results

– Announces New $300 Million Share Repurchase Authorization –

SANTA ANA, Calif., July 23, 2025 – First American Financial Corporation (NYSE: FAF), a premier provider of title, settlement and risk solutions for real estate transactions and the leader in the digital transformation of its industry, today announced financial results for the second quarter ended June 30, 2025.

Current Quarter Highlights

•
Earnings per diluted share of $1.41, or $1.53 per share on an adjusted basis

- Net investment losses of $10 million, or 7 cents per diluted share

- Purchase-related intangible amortization of $7 million, or 5 cents per diluted share

•
Both earnings and adjusted earnings include a $13 million one-time expense related to executive separation costs, or 12 cents per diluted share, which is recorded in the corporate segment
•
Total revenue of $1.8 billion, up 14 percent compared with last year

‑ Adjusted total revenue of $1.9 billion, up 14 percent compared with last year

•
Title Insurance and Services segment investment income of $147 million, up 17 percent compared with last year
•
Title Insurance and Services segment pretax margin of 12.6 percent, or 13.2 percent on an adjusted basis
•
Commercial revenues of $234 million, up 33 percent compared with last year
•
Home Warranty segment pretax margin of 20.2 percent, or 20.7 percent on an adjusted basis
•
Debt-to-capital ratio of 32.1 percent, or 23.1 percent excluding secured financings payable of $884 million
•
Cash flow from operations of $355 million compared with $266 million last year
•
Repurchased 1,044,058 shares for a total of $61 million at an average price of $57.95

- In the third quarter, through July 23, repurchased 577,036 shares for a total of $32 million at an average price of $56.19

•
In July, board of directors approved a new $300 million share repurchase authorization

Selected Financial Information

($ in millions, except per share data)

	Three Months Ended
	June 30,
	2025	2024
Total revenue	$1,841.3	$1,612.3
Income before taxes	$195.2	$151.6

Net income	$146.1	$116.0
Net income per diluted share	$1.41	$1.11

Adjusted net income	$158.4	$132.5
Adjusted net income per diluted share	$1.53	$1.27

Total revenue for the second quarter of 2025 was $1.8 billion, up 14 percent compared with the second quarter of 2024. Net income in the current quarter was $146 million, or $1.41 per diluted share, compared with net income of $116 million, or $1.11 per diluted share, in the second quarter of 2024.

First American Financial Reports Second Quarter 2025 Results

Adjusted net income in the current quarter was $158 million, or $1.53 per diluted share, compared with $133 million, or $1.27 per diluted share, in the second quarter of last year. Both earnings and adjusted earnings include a $13 million one-time expense related to executive separation costs, or 12 cents per diluted share, which is recorded in the corporate segment. Net investment losses in the current quarter were $10 million, or 7 cents per diluted share, compared with net investment losses of $13 million, or 10 cents per diluted share, in the second quarter of last year. Purchase-related intangible amortization in the current quarter was $7 million, or 5 cents per diluted share, compared with $8 million, or 6 cents per diluted share, in the second quarter of last year. The effective tax rate this quarter was 24.6 percent.

"Our second quarter performance was strong despite continued challenges in the U.S. housing market,” said Mark Seaton, chief executive officer at First American Financial Corporation. "The strength of our commercial business, growth in investment income and management of our cost structure enabled us to deliver an adjusted margin in our title segment of 13.2 percent. Our home warranty segment also posted another strong quarter with an adjusted pretax margin of 20.7 percent.

“This quarter, we ramped up our share repurchases and, in July, our board of directors approved a new $300 million share repurchase authorization. We are at the very beginning of the next real estate cycle and are poised to outperform given our unique assets and the productivity improvements we expect to achieve related to our investments in data, technology and AI."

Title Insurance and Services

($ in millions, except average revenue per order)

	Three Months Ended
	June 30,
	2025	2024
Total revenues	$1,722.9	$1,521.9

Income before taxes	$216.7	$177.4
Pretax margin	12.6%	11.7%
Adjusted pretax margin	13.2%	11.9%

Title open orders(1)	179,500	169,600
Title closed orders(1)	131,100	124,700

U.S. Commercial
Total revenues	$234.2	$176.7
Open orders	27,900	25,300
Closed orders	15,300	15,100
Average revenue per order	$15,300	$11,700
(1) U.S. direct title insurance orders only.

Total revenues for the Title Insurance and Services segment during the second quarter were $1.7 billion, up 13 percent compared with the same quarter of 2024. Total adjusted revenues in the current quarter were $1.7 billion, up 14 percent compared with last year. Direct premiums and escrow fees

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First American Financial Reports Second Quarter 2025 Results

increased by 13 percent compared with the second quarter of last year, driven by an 8 percent increase in the average revenue per order closed and a 5 percent increase in the number of direct title orders closed in our domestic operations. The average revenue per direct title order increased to $4,112, primarily due to an increase in the average revenue per order for commercial transactions, partially offset by a shift in the mix to lower premium refinance transactions. Agent premiums, which are recorded on approximately a one-quarter lag relative to direct premiums, were up 16 percent compared with last year.

Information and other revenues were $264 million during the quarter, up $23 million, or 10 percent, compared with last year. The increase was primarily due to the company's Canadian operations driven by higher refinance activity.

Investment income was $147 million in the second quarter, up $21 million compared with the same quarter last year. The increase was primarily driven by higher interest income from the company's investment portfolio. Net investment losses were $5 million in the current quarter, compared with gains of $6 million in the second quarter of 2024. Net investment losses in the current quarter were primarily attributable to asset impairments that were largely offset by changes in the fair value of marketable equity securities. The net investment gains last year were primarily attributable to changes in the fair value of marketable equity securities, partly offset by losses on the sale of debt securities.

Personnel costs were $523 million in the second quarter, up $37 million, or 8 percent compared with the same quarter of 2024. The increase in personnel costs was primarily attributable to incentive compensation expense resulting from higher revenue and profitability, and higher salary expense and employee benefit costs.

Other operating expenses of $278 million in the current quarter were up $34 million, or 14 percent compared with the second quarter of 2024, primarily due to higher production expense driven by higher volumes.

The provision for policy losses and other claims was $39 million in the second quarter, or 3.0 percent of title premiums and escrow fees, unchanged from the prior year. The second quarter rate reflects an ultimate loss rate of 3.75 percent for the current policy year and a net decrease of $10 million in the loss reserve estimate for prior policy years.

Depreciation and amortization expense was $52 million in the second quarter, up $1 million, or 1 percent, compared with the same period last year, due to higher amortization of capitalized software from recently deployed digital settlement products.

Interest expense was $23 million in the current quarter, down $1 million, or 3 percent compared with last year, primarily due to lower interest expense in the company's warehouse lending business.

The Title Insurance and Services segment posted pretax income of $217 million in the second quarter, compared with pretax income of $177 million in the second quarter of 2024. Pretax margin was

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First American Financial Reports Second Quarter 2025 Results

12.6 percent in the current quarter, compared with 11.7 percent last year. Adjusted pretax margin was 13.2 percent in the current period, compared with 11.9 percent last year.

Home Warranty

($ in millions)

	Three Months Ended
	June 30,
	2025	2024
Total revenues	$110.2	$106.8

Income before taxes	$22.3	$16.5
Pretax margin	20.2%	15.4%
Adjusted pretax margin	20.7%	15.2%

Total revenues for the Home Warranty segment were $110 million in the second quarter, up 3 percent compared with last year. The segment posted pretax income of $22 million this quarter, up 35 percent compared with last year. The claim loss rate declined to 41 percent in the second quarter, compared with 46 percent last year, primarily due to lower claim frequency, partly offset by higher severity. Home Warranty’s pretax margin was 20.2 percent this quarter, compared with 15.4 percent last year. Adjusted pretax margin was 20.7 percent this quarter, compared with 15.2 percent last year.

Corporate

The Corporate segment pretax loss, excluding net investment losses primarily related to changes in the fair value of marketable securities, was $40 million this quarter, up $17 million compared with the second quarter of last year. The higher loss in the current quarter was largely driven by a $13 million one-time expense related to executive separation costs.

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First American Financial Reports Second Quarter 2025 Results

Teleconference/Webcast

First American’s second quarter 2025 results will be discussed in more detail on Thursday, July 24, 2025, at 11 a.m. EDT, via teleconference. The toll-free dial-in number is +1-877-407-8293. Callers from outside the United States may dial +1-201-689-8349.

The live audio webcast of the call will be available on First American’s website at www.firstam.com/investor. An audio replay of the conference call will be available through Aug. 7, 2025, by dialing +1-201-612-7415 and using the conference ID 13754701. An audio archive of the call will also be available on First American’s investor website.

About First American

First American Financial Corporation (NYSE: FAF) is a premier provider of title, settlement and risk solutions for real estate transactions. With its combination of financial strength and stability built over 135 years, innovative proprietary technologies, and unmatched data assets, the company is leading the digital transformation of its industry. First American also provides data products to the title industry and other third parties; valuation products and services; mortgage subservicing; home warranty products; banking, trust and wealth management services; and other related products and services. With total revenue of $6.1 billion in 2024, the company offers its products and services directly and through its agents throughout the United States and abroad. In 2025, First American was named one of the 100 Best Companies to Work For by Great Place to Work® and Fortune Magazine for the tenth consecutive year. The company was named one of the 100 Best Workplaces for Innovators by Fast Company for the second consecutive year in 2024. More information about the company can be found at www.firstam.com.

Website Disclosure

First American posts information of interest to investors at www.firstam.com/investor. This includes opened and closed title insurance order counts for its U.S. direct title insurance operations, which are posted approximately 10 to 12 days after the end of each month.

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First American Financial Reports Second Quarter 2025 Results

Forward-Looking Statements

Certain statements made in this press release and the related management commentary contain, and responses to investor questions may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and may contain the words “believe,” “anticipate,” “expect,” “intend,” “plan,” “predict,” “estimate,” “project,” “will be,” “will continue,” “will likely result,” or other similar words and phrases or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” or “could.” These forward-looking statements include, without limitation, statements regarding future operations, performance, financial condition, prospects, plans and strategies. These forward-looking statements are based on current expectations and assumptions that may prove to be incorrect. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include, without limitation: interest rate fluctuations; changes in conditions of the real estate markets; volatility in the capital markets; unfavorable economic conditions; impairments in the company’s goodwill or other intangible assets; failures at financial institutions where the company deposits funds; regulatory oversight and changes in applicable laws and government regulations, including privacy and data protection laws; heightened scrutiny by legislators and regulators of the company’s title insurance and services segment and certain other of the company’s businesses; regulation of title insurance rates; limitations on access to public records and other data; severe weather conditions, health crises, terrorist attacks, and other catastrophes; changes in relationships with large mortgage lenders and government-sponsored enterprises; changes in measures of the strength of the company’s title insurance underwriters, including ratings and statutory capital and surplus; losses in the company’s investment portfolio or venture investment portfolio; material variance between actual and expected claims experience; provision of capital to subsidiaries that could affect the company's liquidity position; defalcations, increased claims or other costs and expenses attributable to the company’s use of title agents; any inadequacy in the company’s risk management framework or use of models; systems damage, failures, interruptions, cyberattacks and intrusions, or unauthorized data disclosures; innovation efforts of the company and other industry participants and any related market disruption; errors and fraud involving the transfer of funds; failures to recruit and retain qualified employees; the company’s use of a global workforce; inability of the company to fulfill parent company obligations and/or pay dividends; inability to realize anticipated synergies or produce returns that justify investment in acquired businesses; a reduction in the deposits at the company’s federal savings bank subsidiary; claims of infringement or inability to adequately protect the company’s intellectual property; and other factors described in the company’s quarterly report on Form 10-Q for the quarter ended March 31, 2025, as filed with the Securities and Exchange Commission. The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Use of Non-GAAP Financial Measures

This news release and related management commentary contain certain financial measures that are not presented in accordance with generally accepted accounting principles (GAAP), including an adjusted debt to capitalization ratio, personnel and other operating expense ratios, success ratios, net operating revenues; and adjusted revenues, adjusted pretax income, adjusted pretax margin, adjusted net income, and adjusted earnings per share. The company is presenting these non-GAAP financial measures because they provide the company’s management and investors with additional insight into the financial leverage, operational efficiency and performance of the company relative to earlier periods and relative to the company’s competitors. The company does not intend for these non-GAAP financial measures to be a substitute for any GAAP financial information. In this news release, these non-GAAP financial measures have been presented with, and reconciled to, the most directly comparable GAAP financial measures. Investors should use these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures.

Media Contact: Marcus Ginnaty Corporate Communications First American Financial Corporation 714-250-3298	Investor Contact: Craig Barberio Investor Relations First American Financial Corporation 714-250-5214

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First American Financial Reports Second Quarter 2025 Results

First American Financial Corporation
Summary of Consolidated Financial Results and Selected Information
(in millions, except per share amounts and title orders, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Total revenues	$1,841.3	$1,612.3	$3,423.6	$3,036.9

Income before income taxes	$195.2	$151.6	$291.8	$209.9
Income tax expense	48.1	35.2	69.9	46.8
Net income	147.1	116.4	221.9	163.1
Less: Net income attributable to noncontrolling interests	1.0	0.4	1.6	0.4
Net income attributable to the Company	$146.1	$116.0	$220.3	$162.7

Net income per share attributable to stockholders:
Basic	$1.41	$1.11	$2.12	$1.56
Diluted	$1.41	$1.11	$2.12	$1.56

Cash dividends declared per share	$0.54	$0.53	$1.08	$1.06

Weighted average common shares outstanding:
Basic	103.5	104.1	103.7	104.1
Diluted	103.8	104.3	104.0	104.4

Selected Title Insurance Segment Information
Title orders opened(1)	179,500	169,600	343,400	325,100
Title orders closed(1)	131,100	124,700	236,500	227,400
Paid title claims	$47.3	$45.9	$85.7	$94.0

(1) U.S. direct title insurance orders only.

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First American Financial Reports Second Quarter 2025 Results

First American Financial Corporation
Selected Consolidated Balance Sheet Information
(in millions, unaudited)

	June 30,	December 31,
	2025	2024
Cash and cash equivalents	$2,031.2	$1,718.1
Investments	8,817.0	8,042.6
Goodwill and other intangible assets, net	1,929.0	1,929.5
Total assets	16,273.9	14,908.6
Reserve for claim losses	1,189.3	1,193.4
Notes and contracts payable	1,546.8	1,546.6
Total stockholders’ equity	$5,126.2	$4,908.5

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First American Financial Reports Second Quarter 2025 Results

First American Financial Corporation
Segment Information
(in millions, unaudited)

Three Months Ended		Title	Home	Corporate
June 30, 2025	Consolidated	Insurance	Warranty	(incl. Elims.)
Revenues
Direct premiums and escrow fees	$704.2	$600.4	$103.7	$0.1
Agent premiums	716.5	716.5	—	—
Information and other	270.1	264.3	5.9	(0.1)
Net investment income	160.2	147.1	1.2	11.9
Net investment losses	(9.7)	(5.4)	(0.6)	(3.7)
	1,841.3	1,722.9	110.2	8.2
Expenses
Personnel costs	571.1	523.0	20.7	27.4
Premiums retained by agents	573.5	573.5	—	—
Other operating expenses	309.4	277.8	21.9	9.7
Provision for policy losses and other claims	81.9	39.5	42.8	(0.4)
Depreciation and amortization	53.0	51.6	1.3	0.1
Premium taxes	19.2	18.0	1.2	0.0
Interest	38.0	22.8	—	15.2
	1,646.1	1,506.2	87.9	52.0
Income (loss) before income taxes	$195.2	$216.7	$22.3	$(43.8)

Three Months Ended		Title	Home	Corporate
June 30, 2024	Consolidated	Insurance	Warranty	(incl. Elims.)
Revenues
Direct premiums and escrow fees	$632.7	$533.0	$99.6	$0.1
Agent premiums	616.3	616.3	—	—
Information and other	246.6	240.9	5.8	(0.1)
Net investment income	129.9	125.7	1.1	3.1
Net investment (losses) gains	(13.2)	6.0	0.3	(19.5)
	1,612.3	1,521.9	106.8	(16.4)
Expenses
Personnel costs	509.0	485.6	20.8	2.6
Premiums retained by agents	492.2	492.2	—	—
Other operating expenses	277.0	243.6	21.6	11.8
Provision for policy losses and other claims	79.5	34.5	45.6	(0.6)
Depreciation and amortization	52.1	50.9	1.1	0.1
Premium taxes	15.5	14.3	1.2	(0.0)
Interest	35.4	23.4	—	12.0
	1,460.7	1,344.5	90.3	25.9
Income (loss) before income taxes	$151.6	$177.4	$16.5	$(42.3)

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First American Financial Reports Second Quarter 2025 Results

First American Financial Corporation
Segment Information
(in millions, unaudited)

Six Months Ended		Title	Home	Corporate
June 30, 2025	Consolidated	Insurance	Warranty	(incl. Elims.)
Revenues
Direct premiums and escrow fees	$1,265.3	$1,060.0	$205.3	$(0.0)
Agent premiums	1,371.1	1,371.1	—	—
Information and other	512.3	500.3	12.1	(0.1)
Net investment income	295.4	284.8	2.0	8.6
Net investment losses	(20.5)	(8.9)	(1.4)	(10.2)
	3,423.6	3,207.3	218.0	(1.7)
Expenses
Personnel costs	1,077.8	1,007.8	41.2	28.8
Premiums retained by agents	1,099.0	1,099.0	—	—
Other operating expenses	587.7	524.2	44.4	19.1
Provision for policy losses and other claims	152.0	72.9	80.5	(1.4)
Depreciation and amortization	105.5	102.8	2.6	0.1
Premium taxes	36.6	34.3	2.3	0.0
Interest	73.2	42.8	—	30.4
	3,131.8	2,883.8	171.0	77.0
Income (loss) before income taxes	$291.8	$323.5	$47.0	$(78.7)

Six Months Ended		Title	Home	Corporate
June 30, 2024	Consolidated	Insurance	Warranty	(incl. Elims.)
Revenues
Direct premiums and escrow fees	$1,133.6	$936.2	$197.3	$0.1
Agent premiums	1,180.1	1,180.1	—	—
Information and other	469.6	458.1	11.7	(0.2)
Net investment income	257.8	242.4	2.0	13.4
Net investment (losses) gains	(4.2)	24.9	1.0	(30.1)
	3,036.9	2,841.7	212.0	(16.8)
Expenses
Personnel costs	993.9	938.1	40.6	15.2
Premiums retained by agents	940.0	940.0	—	—
Other operating expenses	542.8	477.3	43.7	21.8
Provision for policy losses and other claims	149.0	63.5	86.3	(0.8)
Depreciation and amortization	102.2	99.7	2.4	0.1
Premium taxes	29.4	27.2	2.2	(0.0)
Interest	69.7	45.8	—	23.9
	2,827.0	2,591.6	175.2	60.2
Income (loss) before income taxes	$209.9	$250.1	$36.8	$(77.0)

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First American Financial Reports Second Quarter 2025 Results

First American Financial Corporation
Reconciliation of Non-GAAP Financial Measures
(in millions, except margin and per share amounts, unaudited)
Consolidated

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024

Total revenues	$1,841.3	$1,612.3	$3,423.6	$3,036.9
Non-GAAP adjustments:
Less: Net investment losses	(9.7)	(13.2)	(20.5)	(4.2)
Adjusted total revenues	$1,851.0	$1,625.5	$3,444.1	$3,041.1

Pretax income	$195.2	$151.6	$291.8	$209.9
Non-GAAP adjustments:
Less: Net investment losses	(9.7)	(13.2)	(20.5)	(4.2)
Plus: Purchase-related intangible amortization	6.6	8.4	13.4	17.7
Adjusted pretax income	$211.5	$173.2	$325.7	$231.8

Pretax margin	10.6%	9.4%	8.5%	6.9%
Non-GAAP adjustments:
Less: Net investment losses	(0.5)%	(0.7)%	(0.6)%	(0.1)%
Plus: Purchase-related intangible amortization	0.3%	0.6%	0.4%	0.6%
Adjusted pretax margin	11.4%	10.7%	9.5%	7.6%

Net income	$146.1	$116.0	$220.3	$162.7
Non-GAAP adjustments, net of tax:
Less: Net investment losses	(7.3)	(10.1)	(15.6)	(3.3)
Plus: Purchase-related intangible amortization	5.0	6.4	10.2	13.8
Adjusted net income	$158.4	$132.5	$246.1	$179.8

Earnings per diluted share (EPS)	$1.41	$1.11	$2.12	$1.56
Non-GAAP adjustments, net of tax:
Less: Net investment losses	$(0.07)	$(0.10)	$(0.15)	$(0.03)
Plus: Purchase-related intangible amortization	$0.05	$0.06	$0.10	$0.13
Adjusted EPS	$1.53	$1.27	$2.37	$1.72

Purchase-related intangible amortization includes amortization of noncompete agreements, customer relationships, and trademarks acquired in business combinations.

Totals may not sum due to rounding.

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First American Financial Reports Second Quarter 2025 Results

First American Financial Corporation
Reconciliation of Non-GAAP Financial Measures
(in millions except margin, unaudited)
By Segment

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Title Insurance and Services Segment
Total revenues	$1,722.9	$1,521.9	$3,207.3	$2,841.7
Non-GAAP adjustments:
Less: Net investment (losses) gains	(5.4)	6.0	(8.9)	24.9
Adjusted total revenues	$1,728.3	$1,515.9	$3,216.2	$2,816.8

Pretax income	$216.7	$177.4	$323.5	$250.1
Non-GAAP adjustments:
Less: Net investment (losses) gains	(5.4)	6.0	(8.9)	24.9
Plus: Purchase-related intangible amortization	6.5	8.4	13.3	17.6
Adjusted pretax income	$228.6	$179.8	$345.7	$242.8

Pretax margin	12.6%	11.7%	10.1%	8.8%
Non-GAAP adjustments:
Less: Net investment (losses) gains	(0.3)%	0.4%	(0.2)%	0.8%
Plus: Purchase-related intangible amortization	0.3%	0.6%	0.4%	0.6%
Adjusted pretax margin	13.2%	11.9%	10.7%	8.6%

Home Warranty Segment
Total revenues	$110.2	$106.8	$218.0	$212.0
Non-GAAP adjustments:
Less: Net investment (losses) gains	(0.6)	0.3	(1.4)	1.0
Adjusted total revenues	$110.8	$106.5	$219.4	$211.0

Pretax income	$22.3	$16.5	$47.0	$36.8
Non-GAAP adjustments:
Less: Net investment (losses) gains	(0.6)	0.3	(1.4)	1.0
Adjusted pretax income	$22.9	$16.2	$48.4	$35.8

Pretax margin	20.2%	15.4%	21.6%	17.4%
Non-GAAP adjustments:
Less: Net investment (losses) gains	(0.5)%	0.2%	(0.5)%	0.4%
Adjusted pretax margin	20.7%	15.2%	22.1%	17.0%

Purchase-related intangible amortization includes amortization of noncompete agreements, customer relationships, and trademarks acquired in business combinations.

Totals may not sum due to rounding.

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First American Financial Reports Second Quarter 2025 Results

First American Financial Corporation
Expense and Success Ratio Reconciliation
Title Insurance and Services Segment
($ in millions, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Total revenues	$1,722.9	$1,521.9	$3,207.3	$2,841.7
Less: Net investment (losses) gains	(5.4)	6.0	(8.9)	24.9
Net investment income	147.1	125.7	284.8	242.4
Premiums retained by agents	573.5	492.2	1,099.0	940.0
Net operating revenues	$1,007.7	$898.0	$1,832.4	$1,634.4

Personnel and other operating expenses	$800.8	$729.2	$1,532.0	$1,415.4
Ratio (% net operating revenues)	79.5%	81.2%	83.6%	86.6%
Ratio (% total revenues)	46.5%	47.9%	47.8%	49.8%

Change in net operating revenues	$109.7		$198.0
Change in personnel and other operating expenses	71.6		116.6
Success Ratio(1)	65%		59%

(1) Change in personnel and other operating expenses divided by change in net operating revenues.

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First American Financial Reports Second Quarter 2025 Results

First American Financial Corporation
Supplemental Direct Title Insurance Order Information(1)
(unaudited)

	Q225	Q125	Q424	Q324	Q224
Open Orders per Day
Purchase	1,554	1,491	1,178	1,428	1,592
Refinance	507	483	452	502	378
Refinance as % of residential orders	25%	24%	28%	26%	19%
Commercial	437	436	397	398	395
Default and other	307	277	244	267	286
Total open orders per day	2,805	2,687	2,271	2,595	2,650

Closed Orders per Day
Purchase	1,110	893	1,030	1,120	1,177
Refinance	381	314	372	314	265
Refinance as % of residential orders	26%	26%	27%	22%	18%
Commercial	240	230	263	225	236
Default and other	318	292	237	241	271
Total closed orders per day	2,048	1,728	1,902	1,900	1,948

Average Revenue per Order (ARPO)(2)
Purchase	$3,693	$3,643	$3,578	$3,572	$3,605
Refinance	1,293	1,256	1,317	1,291	1,206
Commercial	15,267	13,123	15,239	13,194	11,720
Default and other	539	394	344	355	433

Total ARPO	$4,112	$3,920	$4,343	$3,926	$3,818

Business Days	64	61	63	64	64

(1) U.S. operations only.
(2) Average revenue per order (ARPO) defined as direct premiums and escrow fees divided by closed title orders.

Totals may not sum due to rounding.

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